Exhibit 99.1

FirstEnergy Corp.	For Release: March 27, 2023
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Jennifer Young	Irene Prezelj
(216) 337-8789	(330) 384-3859
jyoung@firstenergycorp.com	prezelj@firstenergycorp.com

FirstEnergy Names Brian X. Tierney President and Chief Executive Officer
Tierney Brings Deep Industry, Operational and Financial Expertise to Advance FirstEnergy’s Strategy

AKRON, Ohio, March 27, 2023 – FirstEnergy Corp. (NYSE: FE) today announced that the board of directors has unanimously agreed to appoint Brian X. Tierney president and chief executive officer, effective June 1, 2023. He succeeds interim President and Chief Executive Officer John W. Somerhalder II. Mr. Somerhalder also serves as chair of FirstEnergy’s board, a position he will continue to hold. After FirstEnergy’s May 2023 annual meeting, Mr. Tierney is expected to be appointed by the board to serve as a director effective June 1.

Mr. Tierney, 55, joins FirstEnergy from Blackstone, where he serves as the global head of Portfolio Operations and Asset Management for the Infrastructure group. He previously spent 23 years at Ohio-based American Electric Power Company, Inc. (AEP,) one of the United States' largest investor-owned utilities, where he held a number of leadership positions, including most recently serving as executive vice president of Strategy following more than 11 years as its chief financial officer.

With a career spanning 28 years in the industry, Mr. Tierney has developed extensive leadership, operational and commercial experience. Moreover, he brings to FirstEnergy strong financial acumen – across capital allocation, accounting, investor relations, planning and strategy, and risk management – and a demonstrated ability to advance business strategies and drive value creation.

“Brian Tierney is a proven leader with deep experience in the energy industry, a unique blend of operational, financial and strategic skills, and a sterling record of driving growth and transformation within our sector,” said Mr. Somerhalder. "Over the last several years, we have taken decisive actions to reposition FirstEnergy for the future. The board’s search committee set out to identify a leader who could continue the important work underway to drive the company forward while bringing critical outside expertise and perspectives. We could not have selected a better suited candidate than Brian. We look forward to working closely with him to build on FirstEnergy’s momentum and enhance value for our shareholders and other stakeholders."

Mr. Tierney said, “I have dedicated my career to the energy industry, and leading FirstEnergy is a privilege that I am humbled by and a responsibility that I take seriously. I believe strongly in the steps the company’s board and management have taken to position the business for long-term stability and success, and I look forward to working with them to execute this strategy and build on FirstEnergy’s strong operational momentum. I appreciate the board’s confidence in me and will do everything I can to serve our customers and communities, keep our employees safe and move FirstEnergy into the future.”

Speaking for the FirstEnergy board, Lisa Winston Hicks, lead independent director, said, "We thank John for his tremendous leadership over the last six months. He helped keep the company on course and oversaw the continued execution of our strategy to become a more resilient and forward-looking company. Under his leadership, FirstEnergy is on stronger footing and well positioned to capitalize on the opportunities ahead."

Brian Tierney Biography

Prior to Blackstone, Mr. Tierney spent more than two decades at AEP, where he most recently served as executive vice president of Strategy. He served more than 11 years as its chief financial officer, where he led corporate accounting, finance, investor relations, financial planning, strategy, risk management, procurement, supply chain and fleet services for the organization. Brian was a key architect of AEP’s positioning as a premier electric utility and consistently delivered superior financial results during his tenure as CFO.

Previously, he served as executive vice president of AEP Utilities East, responsible for the distribution, customer service and financial performance of AEP's utility operating companies and subsidiaries across Ohio, Indiana, Kentucky, Michigan, Tennessee, Virginia and West Virginia. He was also senior vice president of Commercial Operations, where he led AEP's energy trading and marketing activities, market operations and dispatch of the company’s 38,000 MW generation fleet.

Brian served as a United States Peace Corps volunteer in the Republic of the Philippines and earned his bachelor’s degree from Boston College and an MBA from the University of Chicago.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland, and New York. The company’s transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on Twitter @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits, particularly operations and maintenance expense savings, from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings in line with our annual growth rate target, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, or energy efficiency and peak demand reduction mandates; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency or peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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